Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Sotherly Hotels Inc. (formerly MHI Hospitality Corporation) and to the Board of Directors of the General Partner of

    Sotherly Hotels LP (formerly MHI Hospitality, L.P.)

410 West Francis Street

Williamsburg, Virginia 23185

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Sotherly Hotels Inc. (formerly MHI Hospitality Corporation) and Sotherly Hotels LP (formerly MHI Hospitality, L.P.) of our report dated March 25, 2014, relating to our audits of the consolidated financial statements, which appear in the Annual Reports on Form 10-K of Sotherly Hotels Inc. (formerly MHI Hospitality Corporation) and Sotherly Hotels LP (formerly MHI Hospitality, L.P.) for the years ended December 31, 2013 and 2012.

We also consent to the incorporation by reference in this Registration Statement on Form S-3 of Sotherly Hotels Inc. (formerly MHI Hospitality Corporation) and Sotherly Hotels LP (formerly MHI Hospitality, L.P.) of our report dated August 9, 2013, relating to our audit of the consolidated financial statements of Sotherly Hotels LP (formerly MHI Hospitality, L.P.) for the year ended December 31, 2011, which appear in the Annual Report on Form 10-K of Sotherly Hotels Inc. (formerly MHI Hospitality Corporation) and Sotherly Hotels LP (formerly MHI Hospitality, L.P.) for the years ended December 31, 2013 and 2012 and/or the Registration Statement on Form S-11 of Sotherly Hotels LP (formerly MHI Hospitality, L.P.), as applicable.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ PBMares, LLP

Norfolk, VA

October 10, 2014